Amendment No.1 to the Merchant Financial Services Agreement
between
Wells Fargo Bank, N.A. and Heartland Payment Systems, Inc.

THIS AMENDMENT No.1 (“Amendment No. 1”) to the Merchant Financial Services Agreement dated February 8 , 2012 (the “Agreement”) is made as of the 30th day of April 2012 (the “Effective Date”), by and between Heartland Payment Systems, Inc. (“Company”), and Wells Fargo Bank, N.A. (“WFB”). Company and WFB are collectively from time to time referred to herein as the “Parties” with each being individually referred to as a “Party.”

WFB and Company desire to amend the Agreement to extend the period during which the Parties may negotiate and execute the ACH Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WFB and Company agree as follows:

1.	Section 8.2.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

Either WFB or Company may terminate this Agreement on ten (10) days' notice if they have been unable, after good faith negotiations, to agree to the terms of and execute the ACH Agreement on or prior to June 30, 2012.

2.    This Amendment No.1 does not, and shall not be construed to, modify any term or condition of the Agreement other than those specific terms and conditions expressly referenced herein and the Agreement shall remain unchanged, except as provided for in this Amendment No.1, and in full force and effect. In the event of any inconsistency or discrepancy between the Agreement and this Amendment No. 1, the terms and conditions set forth in this Amendment No.1 shall control. This Amendment No.1 may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
3.    Except as otherwise modified herein, the capitalized terms used in this Amendment shall have the meaning specified in the Agreement.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed on its behalf by its duly authorized officers as of the Effective Date.

HEARTLAND Payment Systems, Inc.	WELLS FARGO BANK, N.A.
By: /s/ Robert O. Carr	By: /s/ Mark Baumli
Name: Robert O. Carr	Name: Mark Baumli
Title: Chief Executive Officer	Title: Executive Vice President
Date: May 3, 2012	Date: May 3, 2012